UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2009
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principle executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 5.02    COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

The Company announced today that as of February 28, 2009 Richard Dole, our Chief Executive Officer, will forego his monthly salary with the exception of a minimal monthly amount required to retain his health benefits ($1,820).  This voluntary reduction is a decrease of greater than 91 percent of his monthly salary.  Although Mr. Dole’s contract calls for his monthly salary to be paid in full, he has made this decision to further decrease the Company’s overhead.  Mr. Dole remains the Chairman and CEO of Petrosearch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: February 27, 2009
By: /s/ Richard D. Dole
Richard D. Dole
Chief Executive Officer and President